EXHIBIT 99

                    PRESS RELEASE OF POCAHONTAS BANCORP, INC.

FOR IMMEDIATE RELEASE:                              CONTACT:  Dwayne Powell, CEO
                                                              870-802-1700


            POCAHONTAS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Jonesboro, Arkansas, July 25, 2003, Pocahontas Bancorp, Inc. (Nasdaq-NMS: PFSL) has announced earnings for the third quarter of its fiscal year ending September 30, 2003. Basic and diluted earnings per share decreased $0.03 per share or 10.3% to $0.26 for the quarter ended June 30, 2003 compared to basic and diluted earnings per share of $0.29 for the same period last year. Net income was $1,152,917 for the quarter ended June 30, 2003, compared to net income of $1,272,187 for quarter ended June 30, 2002, a decrease of $119,270 or 9.4%.

Net interest income for the quarter ended June 30, 2003 was $4,376,403 compared to $4,459,098 for the quarter ended June 30, 2002, a decrease of $82,695 or 1.9%. The decrease was primarily due to an increase in interest expense of $794,966 or 18.9% partially offset by an increase in interest income of $712,271 or 8.2%.

Provision for loan losses for the quarter ended June 30, 2003 was $650,000 compared to $200,000 for the quarter ended June 30, 2002, an increase of $450,000 or 225.0%. The increase in the provision for loan loss was a result of a weakening economy and the Bank's shift from being a traditional single-family lending institution to diversifying into a larger percentage of commercial loans and the corresponding increase in reserve requirements.

Non-interest income increased to $2,353,373 for the quarter ended June 30, 2003 compared to $1,484,324 for the quarter ended June 30, 2002, an increase of $869,049 or 58.5%. The increase in non-interest income was primarily due to a trading gain on equity investments of $243,801 for the quarter ended June 30, 2003 compared to a trading loss of $208,721 for the quarter ended June 30, 2002, an increase of $452,522. The gain on sale of loans increased $195,262 or 32.9% for the quarter ended June 30, 2003 to $788,204 from $592,942 for the quarter ended June 30, 2002.

Total operating expenses were $4,421,859 for the quarter ended June 30, 2003, compared to $3,821,285 for quarter ended June 30, 2002, an increase of $600,574 or 15.7%. The increase for the quarter ended June 30, 2003 compared to the same period last year was primarily the result of increased operating expenses associated with the growth of the Company due to the acquisitions of Peoples Bank of Imboden, North Arkansas Bancshares and Marked Tree Bancshares.

Net income for the nine-month period ended June 30, 2003 was $3,390,274 compared to $3,143,354, for the nine-month period ended June 30, 2002, an increase of $246,920 or 7.9%. Basic earnings per share were $0.79 and diluted earnings per share were $0.78 for the nine-month period ended June 30, 2003, compared to basic earnings per share of $0.72 and diluted earnings per share of $0.71 for the same period last year. The Company's net interest rate spread was 3.17% for the nine months ended June 30, 2003 compared to 3.69% for the nine months ended June 30, 2002. Net interest margin was 3.06% for the nine months ended June 30,

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2003 compared to 3.64% for the nine months ended June 30, 2002. The decrease was primarily due to lower yields on average interest earning assets for the nine months ended June 30, 2003 compared to the same period last year, as loans were prepaid and refinanced in the lower market rate environment and higher costs associated with demand deposits. The increased cost on demand deposits was the result of special promotions offered during the nine-month period ended June 30, 2003 which increased the deposit base and the resulting cost on those deposits by 1.0%.

Net interest income for the nine-month period ended June 30, 2003 was $13,215,185 compared to $12,108,423 for the nine-month period ended June 30, 2002, an increase of $1,106,762 or 9.1%. Interest income increased $3,192,695 or 13.0%; the increase resulted from the increase in earnings due to the purchase of investment securities with cash provided by deposit growth. The increase in earnings on the loan portfolio was the result of an increase in the average loan portfolio balance from the acquisitions of North Arkansas Bancshares, Peoples Bank of Imboden and Marked Tree Bancshares partially offset by a lower rate environment. Interest expense on deposits increased $2,753,741 or 27.9% as a result of offering competitive rates on specific deposit products and an increased deposit portfolio balance due to the acquisitions of North Arkansas Bancshares, Peoples Bank of Imboden and Marked Tree Bancshares while interest expense on borrowed funds decreased $732,598, or 46.5% during the period compared to the same period last year which was attributed to a decrease in both borrowings and the average rate on borrowings.

Provision for loan losses for the nine-month period ended June 30, 2003 was $1,495,000 compared to $400,000 for the nine-month period ended June 30, 2002, an increase of $1,095,000 or 273.8%. The increase in the provision for loan loss was the result of a weakening economy and the Bank's shift from being a traditional single-family lending institution to diversifying into a larger percentage of commercial loans and the corresponding increase in reserve requirements.

Non-interest income increased to $6,701,484 for the nine-month period ended June 30, 2003 compared to $3,901,961 for the nine-month period ended June 30, 2002, an increase of $2,799,523 or 71.1%. The increase in non-interest income was primarily the result of an increase in gain on sale of loans to $2,429,780 for the nine-month period ended June 30, 2003 from $772,513 for the same period ended June 30, 2002, an increase of $1,657,267, or 214.5%. During the nine-month period ended June 30, 2003, the Company sold its Carlisle and England, Arkansas operations resulting in a gain on sale of $513,595.

Total operating expenses increased to $13,199,138 for the nine-month period ended June 30, 2003, compared to $10,849,224, for the nine-month period ended June 30, 2002, an increase of $2,349,914 or 21.7%. The increase for the nine-month period ended June 30, 2003 compared to the same period last year was primarily the result of increased operating expenses associated with the growth of the company due to the acquisition of North Arkansas Bancshares, Peoples Bank of Imboden and Marked Tree Bancshares.

Total assets increased to $741.0 million at June 30, 2003 from $617.0 million at September 30, 2002, an increase of $124.0 million or 20.1%. The increase was partially the result of $293.2 million of securities purchased using cash obtained from the growth in deposits, offset by the sale of $16.3 million, and


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principal payments and maturities of $85.0 million, which resulted in a net increase in investment securities of $150.2 million or 119.7%. The yield on average interest earning assets at June 30, 2003 was 6.40% compared to 7.36 % at September 30, 2002.

Total loans receivable decreased to $389.3 million at June 30, 2003 from $408.1 million at September 30, 2002, a decrease of $18.8 million or 4.6%. During the nine-month period ended June 30, 2003 the Company sold $61.4 million of loans held for sale. Total nonperforming loans increased to $4.5 million at June 30, 2003 from $3.2 million at September 30, 2002, an increase of $1.3 million or 40.6%. The increase in nonperforming loans was primarily the result of a weakening economy and the Bank's shift from being a traditional single-family lending institution to diversifying into a larger percentage of commercial loans and the corresponding increase in reserve requirements.

Total deposits increased to $641.0 million at June 30, 2003 from $520.0 million at September 30, 2002, an increase of $121.0 million or 23.3%. The change in deposits was primarily the result of an increased deposit base from offering more competitive rates and was offset by the sale of the Carlisle and England, Arkansas branches that had combined deposits of $14.8 million.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 21 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.


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

POCAHONTAS BANCORP, INC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
-----------------------------------------------------------------------------------------------------------------------------

                                                                                     (Unaudited)
                                                                                    June 30, 2003          September 30, 2002
ASSETS

Cash                                                                                $   24,954,019         $   34,306,598
Cash surrender value of life insurance                                                   7,121,961              6,883,493
Securities held-to-maturity                                                              7,738,609              8,123,832
Securities available-for-sale                                                          267,876,741            117,340,818
Trading securities, at fair value                                                        1,449,005              1,464,458
Loans receivable, net                                                                  381,724,062            396,141,853
Loans receivable, held for sale                                                          7,623,300             11,939,522
Accrued interest receivable                                                              4,907,862              4,362,821
Premises and equipment, net                                                             15,264,430             13,910,158
Federal Home Loan Bank Stock, at cost                                                    2,166,700              2,125,500
Goodwill                                                                                 8,847,572              8,847,572
Core deposit premium                                                                     8,705,135              9,084,027
Other assets                                                                             2,635,049              2,484,974
                                                                                    --------------         --------------

TOTAL ASSETS                                                                        $  741,014,445         $  617,015,626
                                                                                    ==============         ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                                                          $  640,956,002         $  520,031,702
  Federal Home Loan Bank advances                                                       20,513,514             22,136,967
  Deferred compensation                                                                  2,931,407              4,123,553
  Accrued expenses and other liabilities                                                  6,906,135              6,330,406
                                                                                    --------------         --------------

            Total liabilities                                                          671,307,058            552,622,628

  Trust Preferred Securities                                                            16,915,958             16,900,383

STOCKHOLDERS' EQUITY:
  Common stock                                                                              74,970                 74,923
  Additional paid-in capital                                                            56,372,868             56,342,563
  Unearned ESOP Shares                                                                    (671,130)              (671,130)
  Unearned RRP Shares                                                                       (8,813)               (35,251)
  Accumulated other comprehensive income                                                 2,560,503              1,596,925
  Retained earnings                                                                     18,635,231             16,304,221
                                                                                    --------------         --------------
                                                                                        76,963,629             73,612,251
Less treasury stock, at cost                                                           (24,172,200)           (26,119,636)
                                                                                    --------------         --------------

            Total stockholders' equity                                                  52,791,429             47,492,615
                                                                                    --------------         --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $   741,014,445        $  617,015,626
                                                                                    ===============        ==============


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

POCAHONTAS BANCORP, INC.


CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------


                                                                    Three Months Ended                    Nine Months Ended
                                                                         June 30,                              June 30,
                                                                 2003                2002              2003               2002
INTEREST INCOME:

  Loans receivable                                            6,407,929           6,557,073         20,065,257         19,308,274
  Investment securities                                       2,978,467           2,117,052          7,600,590          5,164,878
                                                             ----------          ----------         ----------         ----------
            Total interest income                             9,386,396           8,674,125         27,665,847         24,473,152
INTEREST EXPENSE:
  Deposits                                                    4,431,340           3,335,563         12,632,610          9,878,869
  Borrowed funds                                                260,110             543,083            842,701          1,575,299
  Interest on Trust Preferred Securities                        318,543             336,381            975,351            910,561
                                                             ----------          ----------         ----------         ----------
            Total interest expense                            5,009,993           4,215,027         14,450,662         12,364,729
                                                             ----------          ----------         ----------         ----------
NET INTEREST INCOME                                           4,376,403           4,459,098         13,215,185         12,108,423
PROVISION FOR LOAN LOSSES                                       650,000             200,000          1,495,000            400,000
                                                             ----------          ----------         ----------         ----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                   3,726,403           4,259,098         11,720,185         11,708,423
OTHER INCOME:
  Dividends                                                      16,507              20,175             54,145             90,460
  Fees and service charges                                      959,644             814,977          2,837,070          2,743,954
  Gain on sale of loans                                         788,204             592,942          2,429,780            772,513
  Gain on sale of securities                                    259,168             140,574            264,896            186,093
  Trading gains, net                                            243,801            (208,721)           331,200           (164,887)
  Gain on Sale of Branches                                            -                   -            513,595                  -
  Other, net                                                     86,049             124,377            270,798            273,828
                                                             ----------          ----------         ----------         ----------
            Total other income                                2,353,373           1,484,324          6,701,484          3,901,961
                                                             ----------          ----------         ----------         ----------
OPERATING EXPENSE:
  Compensation and benefits                                   2,466,048           2,078,762          7,474,644          5,932,787
  Occupancy and equipment                                       664,041             611,495          1,917,525          1,734,889
  Insurance premiums                                             87,483              17,634            238,200             44,701
  Professional fees                                             234,176             107,788            781,922            375,230
  Data processing                                               188,934             140,107            550,269            428,834
  Advertising                                                   183,434             166,651            465,132            464,478
  Office supplies                                                92,649             159,267            255,444            339,847
  REO and other repossessed assets                              150,092              87,528            424,666             98,868
  Other                                                         355,002             452,053          1,091,336          1,429,590
                                                             ----------          ----------         ----------         ----------
            Total operating expense                           4,421,859           3,821,285         13,199,138         10,849,224
                                                             ----------          ----------         ----------         ----------
INCOME BEFORE TAXES                                           1,657,917           1,922,137          5,222,531          4,761,160
  Income Taxes                                                  505,000             649,950          1,832,257          1,617,806
                                                             ----------          ----------         ----------         ----------
NET INCOME                                                    1,152,917           1,272,187          3,390,274          3,143,354
                                                             ==========          ==========         ==========         ==========
                                                                                                 (Continued)


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

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------------

                                                                    Three Months Ended                    Nine Months Ended
                                                                          June 30                              June 30
                                                                 2003                2002              2003               2002

OTHER COMPREHENSIVE INCOME,  NET OF TAX:
  Unrealized holding gain (loss) on available-
        for-sale securities arising during period
                                                                947,020           1,208,750          1,116,685           (130,234)
  Reclassification adjustment for gains included
         in net income                                         (147,489)            (78,597)          (153,107)           (78,597)
                                                             ----------          ----------         ----------         ----------
COMPREHENSIVE INCOME                                          1,952,448           2,402,340          4,353,852          2,934,523
                                                             ==========          ==========         ==========         ==========

BASIC EARNINGS PER SHARE                                     $     0.26          $     0.29         $     0.79         $     0.72
                                                             ==========          ==========         ==========         ==========

DILUTED EARNINGS PER SHARE                                   $     0.26          $     0.29         $     0.78         $     0.71
                                                             ==========          ==========         ==========         ==========

DIVIDENDS DECLARED PER SHARE                                 $     0.08          $     0.07         $     0.24         $     0.21
                                                             ==========          ==========         ==========         ==========
                                                                                         (Concluded)


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